Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS

Overview

The following unaudited pro forma condensed combined financial statements give effect to the Merger of Old FiberTower and First Avenue on August 29, 2006 under the purchase method of accounting. The following unaudited pro forma condensed combined balance sheet as of June 30, 2006 is based on the historical balance sheets of Old FiberTower and First Avenue and has been prepared to reflect the Merger as if it had been consummated on June 30, 2006. Such pro forma information is based upon the historical balance sheet data of Old FiberTower and the historical consolidated balance sheet data of First Avenue, each at June 30, 2006. The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2005 combines Old FiberTower’s historical statement of operations for the year then ended with First Avenue’s historical consolidated statement of operations for the year then ended, as if the Merger was consummated on January 1, 2005. The following unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2006 combines Old FiberTower’s historical statement of operations for the six months ended June 30, 2006 with First Avenue’s historical consolidated statement of operations for the six months ended June 30, 2006, as if the Merger was consummated on January 1, 2005.

First Avenue adopted the provisions of SFAS No. 123(R), “Share-Based Payment,” on January 1, 2005 using the modified prospective method. Old FiberTower adopted the provisions of SFAS No. 123(R) on January 1, 2006 using the prospective method. Therefore, the historical statements of operations of First Avenue and Old FiberTower included in the accompanying unaudited pro forma condensed combined statements of operations are not comparable with respect to the recognition of stock-based compensation.

The Merger is being accounted for herein using the purchase method of accounting. Under the purchase method of accounting, the aggregate consideration paid is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their fair values on the transaction date. Any excess purchase price is recorded as goodwill. These unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values. The actual amounts and the allocation between net tangible and intangible assets ultimately recorded may differ materially from the information presented in these unaudited pro forma condensed combined financial statements. The primary areas of the purchase price allocation that are not yet finalized relate to the valuation of identifiable intangible assets, including the FCC licenses, certain fixed assets, certain liabilities assumed, and residual goodwill. A recent preliminary valuation conducted by a third party in conjunction with this merger was used by management in determining the estimated fair value of certain of First Avenue’s tangible and intangible assets. The final allocation is dependent upon the completion of such valuation and other studies. The preliminary estimates of the fair values of the assets acquired and liabilities assumed reflected herein is subject to change based on completion of the valuation of the assets acquired and liabilities assumed as of the closing date.

No account has been taken within the unaudited pro forma condensed combined financial statements of any future changes in accounting policies or any synergies (including cost savings), all of which may or may not occur as a result of the Merger. In addition, the impact of ongoing integration activities and other changes in First Avenue’s assets and liabilities could cause material differences in the information presented.

The unaudited pro forma condensed combined financial statements are not necessarily indicative of the consolidated results of operations or financial condition of the combined company that would have been reported had the Merger been completed as of the dates presented, and are not necessarily representative of future consolidated results of operations or financial condition of the combined company.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and accompanying notes of Old FiberTower included elsewhere in this Form 8-K/A and First Avenue included in its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Accounting Treatment of the Merger

The Merger of First Avenue and Old FiberTower has been accounted for as a reverse acquisition under the purchase method of accounting, principally because the stockholders of Old FiberTower (i) received approximately 51% of the common stock of the combined company as a result of the Merger and (ii) designated the majority of the members of the combined company’s board of directors and committees thereof. Under this accounting treatment, Old FiberTower is considered the acquiring entity and First Avenue is considered the acquired entity. The financial statements of the combined company after the Merger will reflect the financial results of Old FiberTower on a historical basis after applying the exchange ratio to historical share-related data, and will include the results of operations of First Avenue from the effective date of the Merger.

FiberTower Corporation
Unaudited Pro Forma Condensed Combined Balance Sheet
June 30, 2006

(in thousands)	Historical
	Old FiberTower	First Avenue	Pro Forma Adjustments		Pro Forma Combined
Current assets:
Cash and cash equivalents	$42,996	$41,021	$4,162	(a)	$88,179
Certificates of deposit	—	20,116	—		20,116
Restricted cash and cash equivalents	1,842	—	—		1,842
Accounts receivable, net	1,625	562	169	(c)	2,356
Prepaid expenses and other current assets	973	412	—		1,385
Total current assets	47,436	62,111	4,331		113,878
Long-term restricted cash and cash equivalents	1,701	134	—		1,835
Property and equipment, net of accumulated depreciation and amortization	129,253	8,145	16	(b)	137,414
FCC licenses	—	60,662	281,338	(d)	342,000
Goodwill	—	90,727	51,406	(e)	142,133
Intangible and other assets	1,447	285	3,000	(f)	4,732
Total assets	$179,837	$222,064	$340,091		$741,992

Current liabilities:
Accounts payable	$15,039	$515	—		$15,554
Accrued compensation and related benefits	3,250	997	—		4,247
Deferred revenue, current portion	4	126	—		130
Accrued restructuring liabilities, current portion	—	297	447	(g)	744
Other accrued liabilities	2,980	491	839	(h)	4,310
Total current liabilities	21,273	2,426	1,286		24,985

Deferred revenue, less current portion	—	246	—		246
Deferred rent	490	—	—		490
Asset retirement obligations	944	—	—		944
Long-term accounts payable	291	—	—		291
Accrued restructuring liabilities, less current portion	—	251	—		251
Accrued property and use taxes pertaining to a predecessor entity	—	4,123	—		4,123

Convertible preferred stock	220,675	—	(220,675	)(i)	—

Stockholders’ equity (deficit):
			(2	)(j)
Common stock	2	67	73	(j)	140
			(281,942	)(k)
			549,545	(j)
Additional paid-in capital	1,934	281,942	220,653	(i)	772,132
Notes receivable from stockholders	(4,162)	—	4,162	(a)	—
Accumulated deficit	(61,610)	(66,991)	66,991	(k)	(61,610)
Total stockholders’ equity (deficit)	(63,836)	215,018	559,480		710,662
Total liabilities and stockholders’ equity (deficit)	$179,837	$222,064	$340,091		$741,992

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

FiberTower Corporation
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2005

(in thousands, except per share data)	Historical
	Old FiberTower	First Avenue	Pro Forma Adjustments		Pro Forma Combined
Service revenues	$6,224	$1,325	$—		$7,549
Operating expenses:
Cost of service revenues (excluding depreciation and amortization)	19,224	3,470	585	(p)	23,279
Sales and marketing	3,822	2,528	685	(p)	7,035
General and administrative	4,444	8,373	241	(p)	13,058
Depreciation and amortization	3,096	105	300	(o)	3,501
Total operating expenses	30,586	14,476	1,811		46,873
Loss from operations	(24,362)	(13,151)	(1,811)		(39,324)
Other income (expense):
Interest income	2,683	1,825	—		4,508
Interest expense	(223)	—	—		(223)
Other	(7)	—	—		(7)
Other income, net	2,453	1,825	—		4,278
Net loss	$(21,909)	$(11,326)	$(1,811)		$(35,046)

Basic and diluted loss per share	$(1.49)	$(0.19)			$(0.29)
			(14,660	)(l)
Weighted average common shares used in per share amounts			(58,860	)(l)
			67,204	(m)
Basic and diluted	14,660	58,860	52,822	(n)	120,026

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

FiberTower Corporation
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 2006

(in thousands, except per share data)	Historical
	Old FiberTower	First Avenue	Pro Forma Adjustments		Pro Forma Combined
Service revenues	$5,616	$883	$—		$6,499
Operating expenses (excluding depreciation and amortization):
Cost of service revenues	14,733	2,813	293	(p)	17,839
Sales and marketing	2,479	2,631	343	(p)	5,453
General and administrative	4,446	5,934	121	(p)	10,501
Depreciation and amortization	2,318	148	150	(o)	2,616
Total operating expenses	23,976	11,526	907		36,409
Loss from operations	(18,360)	(10,643)	(907)		(29,910)
Other income (expense):
Interest income	1,971	1,411	—		3,382
Interest and other expense	(99)	—	—		(99)
Other income, net	1,872	1,411	—		3,283
Net loss	$(16,488)	$(9,232)	$(907)		$(26,627)

Basic and diluted loss per share	$(0.95)	$(0.15)			$(0.19)
Weighted average common shares used in per share amounts Basic and diluted	17,403	62,856	(17,403	)(l)	140,558
			(62,856	)(l)
			67,204	(m)
			73,354	(n)

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

FIBERTOWER CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS

1.   Basis of presentation

These unaudited pro forma condensed combined financial statements present the pro forma financial position and results of operations of the combined company based upon historical financial information after giving effect to the transaction and adjustments described in these footnotes. These unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations that would have been achieved had the Merger actually taken place at the dates indicated and do not purport to be indicative of the results that may be expected to occur in the future.

The unaudited pro forma condensed combined balance sheet is based on the historical balance sheets of Old FiberTower and First Avenue and has been prepared to reflect the Merger as if it had been consummated on June 30, 2006. Such pro forma information is based upon the historical balance sheet data of each of Old FiberTower and First Avenue at June 30, 2006. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2005 combines Old FiberTower’s historical statement of operations for the year then ended with First Avenue’s historical consolidated statement of operations for the year then ended, as if the Merger had been consummated on January 1, 2005. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2006 combines Old FiberTower’s historical statement of operations for the six months then ended with First Avenue’s historical consolidated statement of operations for the six months then ended, as if the Merger had been consummated on January 1, 2005.

First Avenue adopted the provisions of SFAS No. 123(R), “Share-Based Payment,” on January 1, 2005 using the modified prospective method. Old FiberTower adopted the provisions of SFAS No. 123(R) on January 1, 2006 using the prospective method. Therefore, the historical statements of operations of First Avenue and Old FiberTower included in the accompanying unaudited pro forma condensed combined statements of operations are not comparable with respect to the recognition of stock-based compensation.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and accompanying notes of Old FiberTower included elsewhere in this Form 8-K/A and First Avenue included in its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

2.   Pro forma transaction

On August 29, 2006, Old FiberTower and First Avenue merged, with First Avenue acquiring all of the issued and outstanding shares and stock options of Old FiberTower in exchange for the issuance of shares and stock options of First Avenue.

The Merger of First Avenue and Old FiberTower has been accounted for as a reverse acquisition under the purchase method of accounting, principally because the stockholders of Old FiberTower (i) received approximately 51% of the common stock of the combined company and (ii) designated the majority of the members of the combined company’s board of directors and committees thereof. Under this accounting treatment, Old FiberTower is considered the acquiring entity and First Avenue is considered the acquired entity. The financial statements of the combined company after the Merger will reflect the financial results of Old FiberTower on a historical basis after applying the exchange ratio to historical share-related data, and will include the results of operations of First Avenue from the effective date of the Merger.

The total purchase consideration is as follows (in thousands):

	Shares Issued	Estimated Fair Value
Shares of First Avenue common stock	67,204	$520,160
First Avenue stock options and warrants	6,282	27,501
Estimated acquisition costs incurred by FiberTower		2,000
Merger-related restructuring liability		447
Total Purchase Price		$550,108

The fair value per share of First Avenue common stock of $7.74 is based on the closing market price on August 29, 2006, the effective date of the Merger.

The fair value of the First Avenue stock options and warrants for purposes of the purchase consideration, has been calculated based on the fair value per share of First Avenue common stock described above using the Black-Scholes option pricing model with the following assumptions:

Risk-free interest rate	4.72% - 4.8	5%
Expected dividend yield	0%
Expected life	1 - 8.4 years
Volatility	68.1% - 106.	8%

The fair value of unvested First Avenue options and restricted stock grants, which was determined using the Black-Scholes option pricing model with the above assumptions, totaled $2.5 million, and was deducted from the purchase consideration and will be recognized as compensation expense over the vesting period.  Unvested restricted stock with a fair value of $3.5 million will also be recognized as compensation expense over the vesting period.

The purchase consideration was preliminarily allocated to the assets acquired and liabilities assumed based on management’s preliminary analysis and estimates of their fair values, which was based partially on a draft valuation prepared by a third party with respect to certain of First Avenue’s tangible and intangible assets. A final allocation is dependent upon the completion of such valuation and other studies. The preliminary estimates of the fair values of the assets acquired and liabilities assumed reflected herein is subject to change based on completion of the valuation of the assets acquired and liabilities assumed as of the closing date.

The preliminary allocation of the purchase price as of June 30, 2006 is as follows:

Estimated Fair Value
Net tangible assets	$62,975
FCC Licenses	342,000
Customer relationships	3,000
Goodwill	142,133
$550,108

3.   Pro forma adjustments

The unaudited pro forma condensed combined financial statements give effect to the transaction described in Note 2 as if it had occurred on June 30, 2006 for purposes of the unaudited pro forma condensed combined balance sheet and on January 1, 2005 for purposes of the unaudited pro forma condensed combined statements of operations. Adjustments in the unaudited pro forma condensed combined financial statements are as follows:

(a)           Adjustment to reflect repayment with cash of notes receivable from stockholders, including accrued interest.

(b)           Adjustment to reflect the preliminary fair value of First Avenue’s property and equipment.  This adjustment was determined through preliminary estimates based on a draft third party valuation performed in connection with the Merger.

(c)           Adjustment to reflect previously unrecorded accrued interest receivable.

(d)           Adjustment to reflect preliminary estimated fair value of the FCC spectrum. This adjustment was determined through preliminary estimates based on a draft third party valuation performed in connection with the Merger.  The FCC spectrum asset has been determined to be an indefinite lived intangible asset based on the following:

•                  FCC spectrum is a non-depleting asset;

•                  The licenses are integral to the business and the Company expects them to contribute to cash flows indefinitely;

•                  License renewal applications are generally authorized by the FCC subject to certain conditions, without substantial cost under a stable regulatory, legislative and legal environment;

•                  Maintenance expenditures required to obtain future cash flows are not significant; and,

•                  The Company intends to use these assets for the foreseeable future.

(e)           Adjustment to eliminate First Avenue’s historical goodwill and record preliminary estimated goodwill related to the Merger.

(f)            Adjustment to reflect preliminary estimated fair value of  First Avenue’s customer relationships.  This adjustment was determined through preliminary estimates based on a draft third party valuation performed in connection with the Merger.  The customer relationship asset has an estimated useful life of 10 years and will be amortized using the straight line method.

(g)           Adjustment for merger-related restructuring liability.  These liabilities were incurred for activities related to employees severed and relocated as a result of the Merger.

(h)           Adjustment to accrue for the balance of estimated transaction-related costs.

(i)            Adjustment to reflect conversion of Old FiberTower convertible preferred stock to common stock.

(j)            Adjustment to reflect fair value of common stock issued for First Avenue, net of adjustments to reflect the elimination of Old FiberTower’s par value common stock and the substitution of First Avenue’s par value common stock.

(k)           Adjustment to eliminate First Avenue’s historical stockholders’ equity.

(l)            Adjustment to eliminate the weighted average outstanding common shares for Old FiberTower and First Avenue and replace them in items (l) and (m) below with the weighted average outstanding common and preferred shares of FiberTower (adjusted for the Merger exchange ratio).

(m)          Adjustment to record First Avenue common shares outstanding at the time of the Merger closing, as if such shares were outstanding at the beginning of the period.

(n)           Adjustment to record conversion of Old FiberTower preferred stock to common stock and the conversion of both common stock and preferred stock pursuant to the exchange ratio.

(o)           Adjustment to record amortization of customer relationship intangible asset acquired over the estimated useful life of 10 years.

(p)           Adjustment to record estimated amortization of share-based compensation pursuant to SFAS 123 (R) associated with unvested stock options and restricted stock grants made to First Avenue employees.